EXHIBIT 10.1
SECOND AMENDMENT TO AMENDED AND
RESTATED SYNDICATED FACILITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED SYNDICATED FACILITY AGREEMENT dated as of May 1, 2020 (this “Amendment”) is entered into among GENUINE PARTS COMPANY, a Georgia corporation (the “Company”), UAP INC., a company constituted under the laws of Quebec (“UAP”), certain other Subsidiaries of the Company party hereto as Designated Borrowers (such Designated Borrowers, together with the Company and UAP, the “Borrowers” and, each a “Borrower”), the Lenders party hereto, BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Swing Line Lender, BANK OF AMERICA, N.A., acting through its Australia branch, as Australian Swing Line Lender, and BANK OF AMERICA, N.A., as Administrative Agent, Domestic Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below), as amended hereby.
RECITALS
WHEREAS, the Company, UAP, and the Designated Borrowers from time to time party thereto, as Borrowers, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Domestic Swing Line Lender, Canadian Swing Line Lender, Australian Swing Line Lender and L/C Issuer, are party to that certain Amended and Restated Syndicated Facility Agreement dated as of October 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);
WHEREAS, the Borrowers have requested certain amendments to the Agreement; and
WHEREAS, the Lenders (by act of the Required Lenders) agree to such requested amendments subject to the terms and conditions of this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to the Agreement. The Agreement is hereby amended as follows:
1.1The following definitions are hereby added to Section 1.01 of the Agreement in the appropriate alphabetical order:
“Acquisition” means the purchase or acquisition by any Loan Party or Subsidiary of (a) more than 50% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of, or a business unit of, another Person, whether or not involving a merger or consolidation with such Person or any other transaction whereby a Person not previously a Subsidiary of the Company becomes a Subsidiary of the Company.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“COVID-19 Pandemic” means the novel strain of coronavirus (SARS-Cov-2) (including all additional variations and strains thereof) and its disease commonly known
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as COVID-19, which was declared to be a global pandemic by the World Health Organization on March 11, 2020.
“Covered Party” has the meaning specified in Section 11.24.
“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness for borrowed money (including, for the avoidance of doubt, senior or subordinated notes, hybrid securities, convertible notes and other debt securities convertible into capital stock), other than (a) intercompany Indebtedness of the Company and its Subsidiaries, (b) ordinary course borrowings under (i) this Agreement, (ii) unsecured working capital and/or commercial paper facilities and (iii) any Treasury Management Agreement, (c) drafts issued under the Vendor Program, (d) purchase money Indebtedness or Capital Lease Obligations, in each case, permitted by Section 8.01(b), (e) any Indebtedness issued, or directly and fully guaranteed or insured by, any national or supra-national Governmental Authority, in each case, under a program specifically established by such national or supra-national Governmental Authority in response to the COVID-19 Pandemic, (f) any Indebtedness incurred by any Foreign Subsidiary if the use of the Net Cash Proceeds to make a prepayment pursuant to Section 2.05(d) hereof or pursuant to the Senior Notes, would have material adverse tax consequences to the Company and/or its Subsidiaries, and (g) any Indebtedness the Net Cash Proceeds of which are used to pay all or any portion of the consideration for an Acquisition.
“Equity Issuance” means, any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests resulting in Net Cash Proceeds, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance of Equity Interests pursuant to any employee incentive plan, (e) any issuance of Equity Interests made in consideration of an Acquisition or the Net Cash Proceeds of which are used to pay all or any portion of the consideration for an Acquisition, (f) any issuance of Equity Interests by a Subsidiary to the Company or any other Subsidiary, and (g) any issuance of Equity Interests by a Foreign Subsidiary (except to the extent the Net Cash Proceeds of such issuance are distributed to the Company). The term “Equity Issuance” shall not be deemed to include any Debt Issuance.
“Guaranteed Senior Notes” means (i) the A$155,000,000 Series A Guaranteed Senior Notes Due June 30, 2024 issued under the Note and Guaranty Agreement, dated as of May 28, 2019, as amended, among GPC Asia Pacific Holding Pty Ltd, the Company and the purchasers listed therein, (ii) the A$155,000,000 Series B Guaranteed Senior Notes Due June 30, 2026 issued under the Note and Guaranty Agreement, dated as of May 28, 2019, as amended, among GPC Asia Pacific Holding Pty Ltd, the Company and the purchasers listed therein, (iii) the €50,000,000 Series A Guaranteed Senior Notes Due May 31, 2029 issued under the Note and Guaranty Agreement, dated as of May 28, 2019, as amended, among Alliance Automotive Netherlands Holdings B.V., the Company and the purchasers listed therein, (iv) the €100,000,000 Series B Guaranteed Senior Notes Due May 31, 2031 issued under the Note and Guaranty Agreement, dated as of May 28, 2019, as amended, among Alliance Automotive Netherlands Holdings B.V., the

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Company and the purchasers listed therein and (v) the €100,000,000 Series C Guaranteed Senior Notes Due May 31, 2034 issued under the Note and Guaranty Agreement, dated as of May 28, 2019, as amended, among Alliance Automotive Netherlands Holdings B.V., the Company and the purchasers listed therein.
“NCT Allocation Percentage” means, as of the last day of the fiscal quarter most recently ended prior to any New Capital Transaction for which financial statements have been delivered pursuant to Section 7.09(a) or Section 7.09(b) the percentage equal to the quotient of (a) the Dollar Equivalent amount of the aggregate outstanding principal amount of the Loans divided by (b) the sum of (i) the Dollar Equivalent amount of the aggregate outstanding principal amount of the Loans plus (ii) the aggregate outstanding principal amount of the Senior Notes that require the Company or any Subsidiary to make an offer to repurchase such Senior Notes pursuant to the terms thereof after the occurrence of a New Capital Transaction (which, in the case of any such Senior Notes that are denominated in a currency other than Dollars, shall be expressed in Dollars by applying the conversion method set forth in the relevant Note Purchase Agreement governing such Senior Notes, as in effect on the Second Amendment Effective Date); provided that, for purposes of such calculation, the aggregate outstanding principal amount of the Loans and the applicable Senior Notes shall be calculated on the basis of the par value of such Indebtedness (without giving effect to any “make-whole” or similar prepayment premium applicable thereto).
“NCT Declined Proceeds” means, with respect to any New Capital Transaction, the aggregate amount of the NCT Gross Payment Amount that is declined by any holder of the Senior Notes after receipt of an offer to prepay such Senior Notes with such Net Cash Proceeds.
“NCT Gross Payment Amount” means, with respect to the Net Cash Proceeds of any New Capital Transaction, (i) fifty percent (50%) of such Net Cash Proceeds if the Leverage Ratio is greater than 3.50 to 1.0 or (ii) twenty-five percent (25%) of such Net Cash Proceeds if the Leverage Ratio is less than or equal to 3.50 to 1.0, in either case, recalculated as of the last day of the fiscal quarter most recently ended prior to such New Capital Transaction for which financial statements have been delivered pursuant to Section 7.09(a) or Section 7.09(b), giving effect to (x) such New Capital Transaction and the application of such Net Cash Proceeds and (y) the incurrence, assumption or repayment of Indebtedness after the last day of such fiscal quarter and prior to such New Capital Transaction, on a Pro Forma Basis.
“NCT Loan Payment Amount” means, as of the date of any mandatory prepayment required by Section 2.05(d), an amount equal to the sum of (a) the product of (i) the NCT Gross Payment Amount times (ii) the NCT Allocation Percentage, plus (b) the NCT Declined Proceeds.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any New Capital Transaction, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions and underwriting discounts) and (b) taxes paid or payable as a result thereof.

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“New Capital Transaction” means (a) any Equity Issuance or (b) any Debt Issuance.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.24.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Second Amendment Effective Date” means May 1, 2020.
“Senior Notes” means the Existing Senior Notes, the New Senior Notes and the Guaranteed Senior Notes.
“Share Repurchase” means any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, directly or indirectly, of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding or any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, excluding (a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes and (b) the redemption, retirement, repurchase or other acquisition of value of the Equity Interests of a Subsidiary of the Company by the Company or another Subsidiary of the Company.
“Special Purpose Subsidiary” means, with respect to any securitization program, the special purpose Subsidiary for such securitization program.
“Supported QFC” has the meaning specified in Section 11.24.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.24.
1.2The following definitions in Section 1.01 of the Agreement are hereby amended and restated in their entirety to read as follows:

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Existing Senior Notes” means (i) the 3.24% Amended and Restated Series F Senior Promissory Notes due December 2, 2023 issued under the Note Purchase Agreement, dated as of August 19, 2013, as amended, among the Company and the purchasers listed therein, (ii) the 2.64% Amended and Restated Series G Senior Notes due July 29, 2021 issued under the Note Purchase Agreement, dated as of July 29, 2016, as amended, among the Company and the purchasers listed therein and (iii) the 3.24% Amended and Restated Series H Senior Notes due November 30, 2026 issued under the Note Purchase Agreement, dated as of October 17, 2016, as amended, among the Company and the purchasers listed therein.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3Clause (b) of the definition of “Applicable Rate” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
(b)  on and after the Term Loan Funding Date:

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Pricing Tier	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
I	< 0.75:1.00	0.280%	1.500%	1.500%	0.500%
II	> 0.75:1.00 but < 1.25:1.00	0.300%	1.625%	1.625%	0.625%
III	> 1.25:1.00 but < 1.75:1.00	0.325%	1.875%	1.875%	0.875%
IV	> 1.75:1.00 but < 2.25:1.0	0.350%	2.000%	2.000%	1.000%
V	> 2.25:1.00 but < 2.75:1.0	0.375%	2.125%	2.125%	1.125%
VI	> 2.75:1.0	0.400%	2.250%	2.250%	1.250%

1.4Clause (c) of the definition of Base Rate in Section 1.01 of the Agreement is amended and restated in its entirety to read as follows:
(c) the Eurocurrency Rate (giving effect to any applicable interest rate floors in the definition thereof) plus one percent (1.00%);
1.5Clause (a)(xi) of the definition of “Consolidated EBITDA” in Section 1.01 of the Agreement is amended and restated in its entirety to read as follows:
(xi)  restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and closure of facilities and adjustments to existing reserves) that have been specifically identified by amount and description to the Administrative Agent, whether or not classified as restructuring expense on the consolidated financial statements, in an aggregate amount not to exceed $100,000,000 for any period of four fiscal quarters (such increased amount may be utilized in the calculation of Consolidated EBITDA starting with the fiscal quarter of the Company ended March 31, 2020),
1.6Clause (a)(i) of the definition of “Eurocurrency Base Rate” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
(i) in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the applicable currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;
1.7Each reference to “zero” in the proviso following clause (c) of the definition of “Eurocurrency Base Rate” in Section 1.01 of the Agreement is hereby amended to read “one percent (1.00%)”.

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1.8In the definition of Excluded Domestic Subsidiary in Section 1.01 of the Agreement, the “or” is replaced with a comma after clause (a) and a new clause (c) is add to read “or (c) a Special Purpose Subsidiary”
1.9The reference to “MLPFS” in the definition of “Joint Lead Arrangers” in Section 1.01 of the Agreement is hereby amended to read “BofA Securities, Inc.”.
1.10Clause (b) of the definition of “Leverage Ratio” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
(b) on and after the Term Loan Funding Date, the ratio of (i) the sum of (A) Total Funded Debt as of such date less (B) the amount of Net Cash Proceeds from a New Capital Transaction that is held by the Company but required to prepay the Loans pursuant to Section 2.05(d) and required to be offered to the Senior Notes but not yet applied; provided that this clause (B) shall not exceed the NCT Gross Payment Amount for the first 35 days following the date of such New Capital Transaction and $0, thereafter for such New Capital Transaction to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company then ended.
1.11Clause (c) of Section 1.05 of the Agreement is hereby amended and restated in its entirety to read as follows:
(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.
1.12Section 2.05 of the Agreement is hereby amended by adding a clause (d) after clause (c) thereof to read as follows:
(d)  Mandatory Prepayments of Loans Due to a New Capital Transaction. Upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any New Capital Transaction, the Company shall prepay the Loans in an amount equal to the NCT Loan Payment Amount. Such prepayment shall be due and payable (x) with respect to the amount determined in accordance with clause (a) of the definition of “NCT Loan Payment Amount”, within five (5) Business Days following receipt of such Net Cash Proceeds and (y) with respect to the amount determined in accordance with clause (b) of the definition of “NCT Loan Payment Amount”, concurrently with the prepayment of the Senior Notes in connection with the receipt of such Net Cash Proceeds (but in no event later than thirty (30) days after receipt of such Net Cash Proceeds). Each prepayment of Loans pursuant to this Section 2.05(d) shall be applied, first, to the principal repayment installments of the Term Loan on a pro rata basis for all such principal repayment installments, including, without limitation, the final principal repayment installment on the Maturity Date and, second, to the outstanding Revolving Loans (but without a reduction of the Aggregate Revolving Commitments). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

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1.13The reference to “zero” in the last sentence of Section 3.03(c) of the Agreement is hereby amended to read “one percent (1.00%)”.
1.14The reference to “EEA Financial Institutions” in the heading to Section 6.24 of the Agreement is hereby amended to read “Affected Financial Institutions”. The reference to “EEA Financial Institution” in Section 6.24 of the Agreement is hereby amended to read “Affected Financial Institution”.
1.15In Section 8.01 of the Agreement, the following language is added at the end of such section:
Notwithstanding anything to the contrary in this Section 8.01 or otherwise, no Special Purpose Subsidiary shall contract, create, incur, assume or permit to exist any Indebtedness other than intercompany Indebtedness incurred in connection with a securitization program.
1.16In Section 8.02 of the Agreement, the “and” appearing after the semicolon at the end of clause (l) is hereby deleted, the period at the end of clause (m) is hereby deleted and a semicolon is inserted in lieu thereof, and the following new clause (n) is added after clause (m) thereof to read as follows:
(n) Liens on (i) receivables or other assets customarily sold in a receivables securitization program, and assets related thereto (including rights to lockboxes and collection accounts for such receivables or other assets) that are granted by a Special Purpose Subsidiary and (ii) the Equity Interests of a Special Purpose Subsidiary, in each case, as security for the obligations arising under such securitization program.
1.17Section 8.05 of the Agreement is amended to add an “(x)” immediately after the phrase “other than restrictions” and to add a new clause (y) at the end of such section to read as follows:
and (y) under any securitization program with respect to any Special Purpose Subsidiary.
1.18Clause (b) of Section 8.09 of the Agreement is hereby amended and restated in its entirety to read as follows:
(b) Permit as of the last day of each fiscal quarter of the Company, commencing with the first fiscal quarter ending after the Second Amendment Effective Date, the Leverage Ratio to be greater than the ratio set forth below for the periods referenced below:

Fiscal Quarter Ending	Leverage Ratio
June 30, 2020, September 30, 2020 and December 31, 2020	4.00:1.0
March 31, 2021 and each fiscal quarter thereafter	3.50:1.0

1.19Clause (c) of Section 8.09 of the Agreement is hereby amended and restated in its entirety to read as follows:
(c) If on the Second Amendment Effective Date (the “Incorporation Date”) any Senior Notes are subject to any leverage ratio financial maintenance covenant or any

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fixed charge coverage ratio financial maintenance covenant (the “NPA Financial Covenant”), then (i) on such date the NPA Financial Covenant and, solely for purposes of determining compliance with the NPA Financial Covenant as incorporated herein, the definitions set forth in such Note Purchase Agreement (the “NPA Definitions”), are incorporated herein by reference with the same effect as if stated at length herein, (ii) the NPA Definitions, and not the definitions stated in this Agreement, shall be applicable for purposes of determining compliance with the NPA Financial Covenant, (iii) except as provided in the immediately succeeding clause (iv), any amendment or other modification to, or waiver of, the Senior Notes or the Note Purchase Agreements for the Senior Notes shall not be effective to amend, modify or waive the NPA Financial Covenants and NPA Definitions as incorporated herein except to the extent such amendment, modification or waiver has been approved by the Required Lenders and (iv) if at any time after the Incorporation Date all of the Senior Notes cease to be subject to the NPA Financial Covenant, then at such time this Agreement shall be deemed amended to terminate the incorporation of the NPA Financial Covenant and this clause (c) shall be deemed amended to read “[Reserved]” in each case without the consent of or any action by the Administrative Agent or any Lender.
1.20Article VIII of the Agreement is hereby amended by adding a new Section 8.15 after Section 8.14 thereof to read as follows:
8.15 Share Repurchases. On and after the Second Amendment Effective Date, declare or make, directly or indirectly, any Share Repurchase, or incur any obligation (contingent or otherwise) to do so except that the Company may make Share Repurchases so long as (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) after giving effect to such Share Repurchases on a Pro Forma Basis, the Leverage Ratio (calculated as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.09(a) or Section 7.09(b)), shall not exceed 3.50 to 1.0.
1.21The reference to “EEA Financial Institutions” in the heading to Section 11.21 of the Agreement is hereby amended to read “Affected Financial Institutions”. Each reference to “EEA Financial Institution” in Section 11.21 of the Agreement is hereby amended to read “Affected Financial Institution”. Each reference to “an EEA Resolution Authority” in Section 11.21 of the Agreement is hereby amended to read “the applicable Resolution Authority”. The reference to “any EEA Resolution Authority” in Section 11.21 of the Agreement is hereby amended to read “the applicable Resolution Authority”.
1.22Article XI of the Agreement is hereby amended by adding a new Section 11.24 after Section 11.23 thereof to read as follows:
11.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit

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Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of the following:
2.1counterparts of this Amendment duly executed by the Borrowers, the Required Lenders, Bank of America, N.A., in its capacities as Administrative Agent and Domestic Swing Line Lender, Bank of America, N.A., acting through its Canada branch, as Canadian Swing Line Lender, and Bank of America, N.A. (Australian branch), as Australian Swing Line Lender;
2.2a certificate of the Company dated as of the Second Amendment Effective Date signed by an Executive Officer of the Company certifying and attaching resolutions adopted by the board of directors of the Company approving this Amendment; and
2.3to the extent requested by any Lender (and in form and substance reasonably satisfactory to such Lender) (a) documentation and other information that is required by regulatory authorities under applicable “know your customer”, anti-money laundering and anti-terrorism rules and regulations, including without limitation, the Patriot Act and (b) to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; and
2.4any fees required to be paid on or before the Second Amendment Effective Date and all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Second Amendment Effective Date.

3.Miscellaneous.
3.1This Amendment shall be deemed to be, and is, a Credit Document.

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3.2Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Agreement or the other Credit Documents or any certificates, documents, agreements and instruments executed in connection therewith and (iii) affirms all of its obligations under the Credit Documents.
3.3Effective as of the date hereof, all references to the Agreement in each of the Credit Documents shall hereafter mean the Agreement as amended by this Amendment.
3.4Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Borrowers as follows:
(a)such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
(b)this Amendment has been duly executed and delivered by such Borrower and constitutes such Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
(c)no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Borrower of this Amendment;
(d)the representations and warranties of the Borrowers set forth in Article VI of the Agreement and in each other Credit Document, or which are contained in any document furnished in connection therewith, are true and correct true on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 6.13 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.09 of the Agreement; and
(e)all Subsidiaries that would be required by Section 7.13 of the Agreement to become Guarantors, have become Guarantors as of the date hereof.
3.5This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered. Subject to Section 11.16 of the Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed

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signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be; provided that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
3.6The provisions pertaining to governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial set forth in Sections 11.14 and 11.15 of the Agreement are incorporated herein by reference, mutatis mutandis.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	GENUINE PARTS COMPANY,
a Georgia corporation

By: /s/ Charles A. Chesnutt
Name: Charles A. Chesnutt
Title: Senior Vice President & Treasurer

UAP INC.,
a company constituted under the laws of Quebec

By: /s/ Charles A. Chesnutt
Name: Charles A. Chesnutt
Title: Senior Vice President & Treasurer

DESIGNATED BORROWERS:	GPC ASIA PACIFIC PTY LTD,
an Australian proprietary company limited by shares registered under the laws of the State of Victoria

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

By: /s/ Cary Laverty
Name: Cary Laverty
Title: Company Secretary

GPC ASIA PACIFIC LIMITED,
a New Zealand proprietary company limited by shares registered under the laws of New Zealand

By: /s/ Rob Cameron
Name: Rob Cameron
Title: Director

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

GPC ASIA PACIFIC LIMITED,

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a New Zealand proprietary company limited by shares registered under the laws of New Zealand

By: /s/ Rob Cameron
Name: Rob Cameron
Title: Director

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

GPC ASIA PACIFIC GROUP PTY LTD,
an Australian proprietary company limited by shares registered under the laws of the State of Victoria

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

By: /s/ Cary Laverty
Name: Cary Laverty
Title: Company Secretary

GPC ASIA PACIFIC ACQUISITION CO PTY LTD,
an Australian proprietary company limited by shares registered under the laws of the State of Victoria

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

By: /s/ Cary Laverty
Name: Cary Laverty
Title: Company Secretary

GPC ASIA PACIFIC HOLDINGS PTY LTD.,
an Australian proprietary company limited by shares registered under the laws of the State of Victoria

By: /s/ Julian A. Buckley
Name: Julian Buckley
Title: Director

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By: /s/ Cary Laverty
Name: Cary Laverty
Title: Company Secretary

ALLIANCE AUTOMOTIVE INVESTMENT LIMITED,
a private limited company incorporated in England and Wales

By: /s/ John Frederick Coombes
Name: John Frederick Coombes
Title: Director

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Domestic Swing Line Lender and L/C Issuer

By: /s/ Charles Hart
Name: Charles Hart
Title: Senior Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Swing Line Lender and Canadian L/C Issuer

By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

BANK OF AMERICA, N.A., acting through its Australia branch, as Australian Swing Line Lender

By: /s/ Ari Rubin
Name: Ari Rubin
Title: Vice President

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TRUIST BANK, as successor by merger to SunTrust Bank and formerly known as Branch Banking and Trust Company, as a Lender

By: /s/ Max Greer
Name: Max Greer
Title: Senior Vice President

WELLS FARGO BANK, N.A.,
as a Lender
By: /s/ William Nixon
Name: William Nixon
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Stephen Lescher
Name: Stephen Lescher
Title: Vice President

TORONTO DOMINION (TEXAS) LLC,
as a Lender

By: /s/ Peter Kuo
Name: Peter Kuo
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Conan Schleicher
Name: Conan Schleicher
Title: Senior Vice President

AUSTRALIA AND NEW ZEALAND BANKING
GROUP LIMITED, as a Lender

By: /s/ Robert Grillo
Name: Robert Grillo
Title: Director

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NATIONAL AUSTRALIA BANK LIMITED,
as a Lender

By: /s/ John Allan-Smith
Name: John Allan-Smith
Title: Head of Client Coverage - US

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

SANTANDER BANK, N.A.,
as a Lender

By: /s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By: /s/ Nuno Dias Andrade
Name: Nuno Dias Andrade
Title: Managing Director

SYNOVUS BANK,
as a Lender

By: /s/ Chandra Cockrell
Name: Chandra Cockrell
Title: Corporate Banker

FIRST HORIZON BANK
(fka FIRST TENNESSEE BANK, N.A.),
as a Lender

By: /s/ Terence J Dolch
Name: Terence J Dolch
Title: Senior Vice President

BMO HARRIS BANK, N.A.,

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as a Lender

By: /s/ William Thomson
Name: William Thomson
Title: Managing Director

BANK OF MONTREAL,
as a Lender

By: /s/ Tom Woolgar
Name: Tom Woolgar
Title: Managing Director

By: /s/ Scott Matthews
Name: Scott Matthews
Title: Managing Director

HSBC Bank USA, National Association,
as a Lender

By: /s/ Devin Moore
Name: Devin Moore
Title: Senior Vice President

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Karmyn Paul
Name: Karmyn Paul
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew Fraser
Name: Andrew Fraser
Title: Vice President

MUFG BANK, LTD.,
as a Lender

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By: /s/ Henry Schwarz
Name: Henry Schwarz
Title: Authorized Signatory

NATIONAL WESTMINISTER BANK PLC,
as a Lender

By: /s/ Craig Nunn
Name: Craig Nunn
Title: Senior Director

Commerzbank AG, New York Branch,
as a Lender

By: /s/ Pedro Bell
Name: Pedro Bell
Title: Managing Director

By: /s/ Bianca Notari
Name: Bianca Notari
Title: Vice President

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